UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2015 (March 9, 2015)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1688, Yunli Road, Tongli

Wujiang, Jiangsu Province

People’s Republic of China

 (Address of Principal Executive Offices)

 (86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 9, 2015, the Audit Committee of the Board of Directors of China Commercial Credit, Inc. (the “Company”), determined that the interim financial statements at and for the three and six months ended June 30, 2014, which are included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 originally filed with the SEC on February 17, 2015, should no longer be relied upon. In February and March 2015, the Company revisited the classification of its loan and guarantee portfolio within its rating system and decided to test the adequacy of the allowances calculated thereby to determine the need to reclassify certain loans into different categories. As a result of such tests and reclassifications, the Company has decided to make certain changes to its provision for loan losses and provision on financial guarantee services.

The Audit Committee discussed such changes with Marcum Bernstein & Pinchuk LLP, the Company’s independent auditors. On March 12, 2015, the Company filed an amendment to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which restated certain numbers to reflect the referenced changes. Details concerning such restatements, including a reconciliation of the previously reported financial statements and the restated financial statements, are contained in such amendment.

As a result of such restatements, the Company's net loss for the six months ended June 30, 2014 was adjusted from $4,187,067 to a net loss of $16,098,749, and for the three months ended June 30, 2014 from $5,280,000 to $17,192,382.

The effects of the restatement on the Company’s condensed consolidated statements of operations and comprehensive income (loss) as of June 30, 2014 are as follows:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2014		June 30, 2014
	As Previously reported	As Restated	As Previously Reported	As Restated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total interest and fee income	(1,682,652)	(1,682,652)	$(4,581,574)	$(4,581,574)
Provision for loan losses	(4,607,866)	(14,759,397)	(5,196,046)	(15,347,577)
Net interest (loss) income after provision for loan losses	(3,173,149)	(13,324,680)	(1,107,597)	(11,259,128)
(Under) Over provision on financial guarantee services	(1,567,355)	(3,327,506)	(1,877,208)	(3,637,359)
Commission and fees on guarantee services, net	(1,477,305)	(3,327,456)	(1,488,848)	(3,248,999)
Revenue after loan expenses	(4,650,454)	(16,562,136)	(2,596,445)	(14,508,127)
(Loss) Income Before Taxes	(5,454,333)	(17,366,015)	(4,175,975)	(16,087,657)
Net (Loss) Income	(5,280,700)	(17,192,382)	(4,187,067)	(16,098,749)
(Loss) Earnings per Share- Basic and Diluted	(0.47)	(1.52)	(0.38)	(1.47)
Net (Loss) Income	(5,280,700)	(17,192,382)	(4,187,067)	(16,098,749)
Foreign currency translation adjustment	108,611	136,859	(699,016	(670,768)
Comprehensive (Loss) Income	(5,172,089)	(17,055,523)	(4,886,083)	(16,769,517)

The effects of the restatement on the Company’s condensed consolidated balance sheet as of June 30, 2014 are as follows:

	As of June 30, 2014
	As Previously Reported (Unaudited)	As Restated (Unaudited)
Loans receivable, net of allowance for loan losses	$84,713,786	$74,586,329
Total Assets	111,295,184	101,167,727
Accrual for financial guarantee services	2,457,260	4,213,237
Total Liabilities	24,539,477	26,295,454
Retained earnings	16,113,622	4,201,940
Accumulated other comprehensive income	5,794,575	5,822,823
Total Shareholders’ Equity	86,755,707	74,872,273
Total Liabilities and Shareholders’ Equity	111,295,184	101,167,727

The effects of the restatement on the Company’s consolidated statements of cash flows as of June 30, 2014 are as follows:

	For the Six Months Ended
	June 30, 2014
	As Previously Reported	As Restated
	(Unaudited)	(Unaudited)

Net (loss)/income	$(5,196,046)	$(16,098,749)
Provision for loan losses	(5,196,046)	(15,347,577)
Provision on financial guarantee services	(1,877,208)	(3,637,359)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: March 12, 2015	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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